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                                                                    Exhibit 21.1


                   LIST OF SUBSIDIARIES


NAME                                             JURISDICTION
----                                             ------------

  AmerUs Life Insurance Company                   Iowa
  Delta Life Corporation*                         Delaware
  Delta Life and Annuity Company*                 Tennessee







*  Acquired in 1997.